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                                                                    EXHIBIT 99.1

        NEWS RELEASE


                                                                      [AGT LOGO]

Contacts:      Jason Lynch                         Melvin A. Ettinger
               Jim Fingeroth                       Applied Graphics Technologies
               Kekst and Company                   (212) 929-7433
               (212) 521-4800

                                                           FOR IMMEDIATE RELEASE


                     APPLIED GRAPHICS TECHNOLOGIES ACQUIRES
                           FLYING COLOR GRAPHICS, INC.


       - ADDS FIVE NEW MIDWEST LOCATIONS AND ON-SITE FACILITY AT SPIEGEL -


        NEW YORK, NY, January 20, 1998 - Applied Graphics Technologies, Inc. (Nasdaq:AGTX), the nation's leading provider of outsourced prepress and image-management services, announced today it has acquired Flying Color Graphics, Inc. for $22 million. Flying Color Graphics is a major prepress company headquartered in Pontiac, Ill., with five facilities throughout the Midwest and an on-site help desk facility at Spiegel, one of the world's largest mail order catalog companies.


        The acquisition of Flying Color Graphics continues AGT's strategy of expanding its nationwide facilities coverage to service retail, catalog, publication, specialty and other customers. In 1997, AGT acquired or opened facilities in Georgia, New Jersey, Illinois, California and Texas.


        In addition to the Pontiac headquarters location , AGT's new Flying Color division includes facilities in Champaign, Downers Grove, and Bloomington, Ill., as well as Indianapolis, Ind. AGT expects to retain existing Flying Color employees to operate all locations and serve existing customers--including Dominick's Supermarkets, Harris Publications, Quill Office Supplies, and the Saturday Evening Post -- and to maintain an ongoing facilities-management arrangement with Spiegel.




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        "AGT's acquisition of Flying Color Graphics is an integral step in our strategy to expand our geographical presence into key markets," said Fred Drasner, AGT's Chief Executive Officer. "'We have targeted the Midwest for expansion, and with this acquisition we now have a solid foothold in this important region and have added considerable talent to our management team. This acquisition also provides us with the opportunity to consolidate our operations in the Midwest. Many of our existing customers have a nationwide presence, and we are now better equipped to serve them in the region. Additionally, our sales staff is prepared to bring AGT's full range of services to these new geographical markets."


        "We're very pleased to become part of the dynamic growth story at AGT," said Dave Siebert, Flying Color's President, who will continue to manage AGT's Flying Color division. "Since Flying Color Graphics opened its doors in 1952, it has been our goal to bring the highest level of service and technology to our customers, and to continually expand our offerings to meet our customers' needs. We are convinced that AGT will enable us to provide an even greater range of services and technology unequalled by our competitors."


        Applied Graphics Technologies, Inc., with 1996 revenues of more than $130 million and 1997 revenues through the third quarter of more than $131.5 million, is a major provider of outsourced advanced digital image-management and archiving services, through its proprietary Digital Link(R) System, to magazine and newspaper publishers, advertisers and their agencies, entertainment companies, catalogers and retailers, as well as major corporations.


        From more than 35 locations across the country, AGT supplies a complete range of digital and traditional processes for images, including scanning, color enhancement, image editing, archiving and electronic distribution, AGT tailors these services to fit specific customer needs, from conventional project and contract vendor relationships to today's more progressive arrangements consisting of outsourced, on-site facilities management and complete turnkey operations. Through its Broadcast Media Distribution Group, AGT also provides content management and the volume reproduction and distribution of television and radio commercials to broadcast and cable media for ad agencies and their clients.


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        Additional information about AGT can be obtained by visiting the AGT web site: http://www.agt.com.

                                       ***

        NOTE: Applied Graphics Technologies, AGT, and Digital Link System are registered trademarks of Applied Graphics Technologies, Inc. Other trademarks used in this document are the property of their respective owners.




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